MERRILL LYNCH & CO., INC.
$34,218,265,000
Merrill Lynch CoreNotesSM

              Filed under Rule 424 (b)(3), Registration Statement No. 333-109802 Filed under Rule 424 (b)(3), Registration Statement No. 333-109802
    (To Prospectus Supplement and Prospectus supplement dated November 26, 2003)

  CUSIP       AGGREGATE        PRICE TO        PURCHASING           INTEREST RATE   INTEREST PAYMENT  STATED MATURITY  SURVIVOR'S
  NUMBER   PRINCIPAL AMOUNT   PUBLIC/(1)/  AGENT'S DISCOUNT/(1)/     PER ANNUM         FREQUENCY          DATE          OPTION
---------------------------------------------------------------------------------------------------------------------------------
5901M0EV7  $      1,452,000     100.0%           1.2000%                 4.25%          Monthly           8/30/2011        Yes

[LOGO OF MERRILL LYNCH & CO., INC.]   Trade Date: Wednesday August 25, 2004                               MERRILL LYNCH & Co.
4 World Financial Center              Issue Date: Monday August 30, 2004                                     Purchasing Agent
New York, NY 10080                    Minimum Denominations/Increments: $1,000/$1,000                     Acting as Principal
                                      Original Issue Discount: No
                                      All trades settle without accrued interest and clear
                                      SDFS: DTC Book-Entry only
                                      Merrill Lynch DTC Participant Number: 161

        (1) Expressed as a percentage of the aggregate principal amount. "CoreNotes" is a service mark of Merrill Lynch & Co., Inc.